Exhibit 8




                               HUNTON & WILLIAMS
                              951 East Byrd Street
                             Riverfront Tower, East
                               Richmond, VA 23219



                                December 2, 1998



Storage USA, Inc.
165 Madison Avenue, Suite 1300
Memphis, Tennessee  38103


                                Storage USA, Inc.
                                Qualification as
                          Real Estate Investment Trust

Ladies and Gentlemen:

                We have acted as counsel to Storage USA, Inc., a Tennessee corporation (the "Company"), in connection with the preparation of a Form S-3 registration statement filed with the Securities and Exchange Commission ("SEC") on December 2, 1998 (the "Registration Statement") with respect to the possible issuance by the Company of up to 8,583 shares (the "Redemption Shares") of the common stock, par value $0.01 per share, of the Company (the "Common Stock") if, and to the extent that, the current holders of 8,583 units of limited partnership interest ("Units") in SUSA Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), tender such Units for redemption and the Company elects to redeem the Units for shares of Common Stock. You have requested our opinion regarding certain U.S. federal income tax matters.

                The Company, through the Operating Partnership, owns interests in self-storage facilities directly and through the following subsidiary partnerships (the "Subsidiary Partnerships"): (i) Storage-USA of Palm Beach County Limited Partnership, (ii) SUSA/38th Avenue, Capitola, L.P., (iii) Clarendon Storage Associates Limited Partnership, (iv) Buzzman Partners I, Limited Partnership, (v) Buzzman Partners II, Limited Partnership, (vi) Tamiami Mini-Storage Partners, Ltd., (vii) 441 Mini-Storage Partners, Ltd., (viii) Sunset Mini-Storage Partners, Ltd., (ix) Southeast Mini-Storage Limited Partners, (x) Dade County Mini-Storage Associates, Ltd., (xi) Preston Self Storage, Ltd., (xii) SUSA Hackensack, LP, (xiii) SUSA Harrison, LP, (xiv) SUSA Secaucus, LP, (xv) SUSA Orange, LP, (xvi) Cole/Morgan, Ltd., (xvii) SUSA Nashville, L.P., (xviii) SUSA Mesa, L.P., (xix) Prospect Heights Self Storage,

Storage USA, Inc.
December 2, 1998
Page 2

LLC, (xx) Storage Partners of Paoli, LP, (xxi) SUSA Germantown, LP, (xxii) SUSA Columbia, LP, (xxiii) SUSA Whitney Mesa , LP, (xxiv) Frankford Road Self Storage, Ltd., (xxv) Spring Creek Self Storage, Ltd., (xxvi) McNeil Drive Self Storage, Ltd., (xxvii) SUSA/Poplar Partners, LP, (xxviii) Storage Partners of Okeechobee, Ltd., (xxix) Parklawn Storage Partners, LP, (xxx) SUSA Investments I, LLC, (xxxi) SUSA Investments II, LLC, and (xxxii) SUSA Hollywood, L.P.

                The Operating Partnership also owns 100% of the nonvoting stock, and 5% of the voting stock, of SUSA Management, Inc., a Tennessee corporation ("Management"), representing 99% of the economic interests in Management. In addition, the Operating Partnership owns 100% of the nonvoting stock of Storage USA Franchise Corp., a Tennessee corporation ("Franchise"), representing 97.5% of the equity interests in Franchise.

                In giving the opinions set forth below, we have examined the following:

1. the Company's Charter, as amended and restated;

2. the Company's Bylaws;

3. the prospectus contained as a part of the Registration Statement (the "Prospectus");

4. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of September 21, 1994, among the Company, as general partner, and several limited partners, as amended on March 19, 1996, June 14, 1996, and August 14, 1996 (the "Operating Partnership Agreement");

5. the partnership agreements of the Subsidiary Partnerships listed on Exhibit A attached hereto; and

6. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Storage USA, Inc.
December 2, 1998
Page 3


                In connection with the opinions rendered below, we have assumed generally that:

1. Each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

2. Each partner (a "Partner") of the Operating Partnership and the Subsidiary Partnerships (each, a "Partnership"), other than the Company and Storage USA Trust, that is a corporation or other entity has a valid legal existence.

3. Each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the partnership agreements of the Subsidiary Partnerships (each, a "Partnership Agreement"), and the transactions contemplated thereby.

4. Each Partnership operates in accordance with the governing law of the state in which it was formed and the Partnership Agreement pursuant to which it was formed.

5. Each Partnership Agreement has remained in substantially the same form as it was upon the most recent amendment and restatement thereof, and has not been amended in any material respect (except upon the substitution of partners in accordance with the terms of such Partnership Agreement).

6. During its taxable year ending December 31, 1998, and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in a certificate, dated November 20, 1998 and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years.

7. The Company will not make any amendments to its organizational documents or the organizational documents of the Operating Partnership, the Subsidiary Partnerships, Management, or Franchise after the date of this opinion that would affect its qualification as a real estate investment trust ("REIT") for any taxable year.

8. No action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, the Partners, Management, or Franchise after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

Storage USA, Inc.
December 2, 1998
Page 4


                In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate.

                Based on the factual matters in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, the discussions in the Prospectus under the caption "Federal Income Tax Considerations" (which are incorporated herein by reference), and without further investigation as to such factual matters, we are of the opinion that:

            (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1994 through December 31, 1997, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ended December 31, 1998, and in the future; and

            (b) the descriptions of the law contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Redemption Shares.

                We have performed no due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above, or the representations set forth in the Officer's Certificate. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for its 1998 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

                The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

Storage USA, Inc.
December 2, 1998
Page 5


                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

                The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and the holders of Redemption Shares, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                                Very truly yours,

                                                /s/Hunton & Williams

07796/08074

                                   EXHIBIT A

                       Subsidiary Partnership Agreements

1. The Agreement of Limited Partnership of Storage-USA of Palm Beach County Limited Partnership, dated May 2, 1991, as amended by the Third Amendment to the Agreement of Limited Partnership, dated June 30, 1996, among Storage USA, Inc. (the "Company"), SUSA Partnership, L.P. (the "Operating Partnership"), Storage USA Franchise Corp. ("Franchise"), and other limited partners;

2. the Limited Partnership Agreement of SUSA/38th Avenue, Capitola, L.P., dated June 1, 1995, among the Operating Partnership, as general partner, and several limited partners;

3. the Limited Partnership Agreement of Clarendon Storage Associates Limited Partnership, dated as of November 11, 1994, among Highclar, L.L.C., a Virginia limited liability company, as general partner, the Operating Partnership as general partner, Highland Limited Partnership, a Virginia limited partnership, as limited partner, and the Operating Partnership as limited partner;

4. the Second Amended Limited Partnership Agreement of Buzzman Partners I, Limited Partnership, dated May 22, 1996, between among CRM Realty II Joint Venture, a New York joint venture ("CRM"), the Operating Partnership, as general and limited partner, and SUSA Management, Inc. ("Management"), as limited partner;

5. the Second Amended Limited Partnership Agreement of Buzzman Partners II, Limited Partnership, dated May 22, 1996, among CRM, the Operating Partnership, as general and limited partner, and Management, as limited partner;

6. the Amended and Restated Agreement of Limited Partnership of Tamiami Mini-Storage Partners, L.P., dated as of September 7, 1995, between the Operating Partnership, as general partner, and the Company, as limited partner;

7. the Amended and Restated Agreement of Limited Partnership of 441 Mini-Storage Partners, Ltd., dated as of September 7, 1995, between the Operating Partnership, as general partner, and the Company, as limited partner;

8. the Amended and Restated Agreement of Limited Partnership of Sunset Mini-Storage Partners, Ltd., dated as of September 7, 1995, between the Operating Partnership, as general partner, and the Company, as limited partner;

9. the Amended and Restated Agreement of Limited Partnership of Southeast Mini-Storage Limited Partners, dated September 7, 1995, between the Operating Partnership, as general partner, and Management, as limited partner;

10. the Amended and Restated Agreement of Limited Partnership of Dade County Mini-Storage Associates, Ltd., dated September 7, 1995, between the Operating Partnership, as general partner, and Management, as limited partner;

11. the Amended and Restated Agreement of Limited Partnership of Preston Self Storage, Ltd., dated November 8, 1995, between Peachtree Development II, Inc., a Texas corporation, as general partner, and the Operating Partnership, as limited partner, as amended on November 9, 1995;

12. the Limited Partnership Agreement of SUSA Hackensack LP, dated November 27, 1996, between SUSA New Jersey, Inc., a wholly-owned subsidiary of Franchise, as general partner ("New Jersey, Inc."), and the Operating Partnership, as limited partner;

13. the Limited  Partnership  Agreement of SUSA Harrison LP, dated  November 27,
1996,  between  New  Jersey,   Inc.,  as  general  partner,  and  the  Operating
Partnership, as limited partner;

14. the Limited  Partnership  Agreement of SUSA Secaucus LP, dated  November 27,
1996,  between  New  Jersey,   Inc.,  as  general  partner,  and  the  Operating
Partnership, as limited partner;

15. the Limited  Partnership  Agreement  of SUSA Orange LP,  dated  November 27,
1996,  between  New  Jersey,   Inc.,  as  general  partner,  and  the  Operating
Partnership, as limited partner;

16. the Agreement of Limited Partnership of Cole/Morgan, Ltd., dated as of September 13, 1994, as amended by the First Amendment to the Agreement of Limited Partnership, dated as of December 31, 1996, among Jesse B. Morgan, Cole Partners, Ltd., and the Operating Partnership;

17. the Limited Partnership Agreement of SUSA Nashville, L.P., dated October 4, 1996, between SUSA Tennessee, Inc., a wholly-owned subsidiary of Franchise, as general partner, and the Operating Partnership, as limited partner;

18. the Limited Partnership Agreement of SUSA Mesa, L.P., dated October 17, 1996, between SUSA Arizona, Inc., a wholly-owned subsidiary of Franchise, as general partner, and the Operating Partnership, as limited partner

19. the Agreement of Limited Partnership of McNeil Drive Self Storage, Ltd., dated as of July 11, 1996, among Peachtree Development V, Inc., a Texas corporation, as general partner, and the Operating Partnership, as limited partner;

20. the Agreement of Limited Partnership of Storage Partners of Okeechobee, Ltd., dated as of September 30, 1996, among the Operating Partnership, as general partner, and Storage Developers, L.P. and VM Storage, L.P., as limited partners;

21. the Agreement of Limited Partnership of SUSA Germantown, L.P., dated as of February __, 1998, between SUSA Maryland, Inc., as general partner, and the Operating Partnership, as limited partner;

22. the Limited Partnership Agreement of SUSA Poplar Partners, L.P., dated as of July 16, 1996, among the Operating Partnership, as general partner, and Stanley H.
Trezevant, III, as limited partner;

23. the Operating Agreement of Prospect Heights Self Storage, L.L.C., dated as of April 16, 1996, between Franchise, as general partner, and the Operating Partnership, as limited partner;

24. the Agreement of Limited Partnership of Frankford Road Self Storage, Ltd., dated as of July 1, 1996, among Peachtree Development VI, Inc., a Texas corporation, as general partner, and several limited partners;

25. the Limited Partnership Agreement of Parklawn Storage Partners, L.P., dated as of June __, 1996, between Jesse B. Morgan, as general partner, and the Operating Partnership, as limited partner;

26. the Agreement of Limited Partnership of Spring Creek Self Storage, Ltd., dated as of November 28, 1995, among Peachtree Development IV, Inc., a Texas corporation, as general partner, and the Operating Partnership, as limited partner;

27. the Agreement of Limited Partnership of Storage Partners of Paoli, L.P., dated as of June 22, 1996, among the Operating Partnership, as general partner, and Storage Developers, L.P. and VM Storage, L.P., as limited partners;

28. the Limited Partnership Agreement of SUSA Whitney Mesa, Limited Partnership, dated as of June 3, 1998, between SUSA Nevada, Inc., as general partner, and the Operating Partnership, as limited partner;

29. the Limited Partnership Agreement of SUSA Columbia, LP, dated as of February __, 1998, between SUSA Maryland, Inc., as general partner, and the Operating Partnership, as limited partner;

30. the operating agreement of SUSA Investments I, LLC, dated as of November 5, 1997, by the Operating Partnership, as sole member;

31. the operating agreement of SUSA Investments II, LLC, dated as of November 5, 1997, by the Operating Partnership, as sole member; and

32. the Limited Partnership Agreement of SUSA Hollywood, L.P., dated as of ______ __, 1997, between SUSA California, Inc., as general partner, and the Operating Partnership, as limited partner.